Exhibit 32

CERTIFICATION

We, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Canterbury Park Holding Corporation (the “Company”), pursuant to 18 U.S.C.  1350, hereby certify:

(1)          That Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated: November 14, 2003	/s/ Randall D. Sampson
Randall D. Sampson,
President, and Chief Executive Officer

Dated: November 14, 2003	/s/ David C. Hansen
David C. Hansen,
Vice President, and Chief Financial Officer